UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2008

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1676 International Drive
McLean, VA 22102
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     BearingPoint, Inc. (the “Company”) is filing this Form 8-K/A to supplement the press release attached as Exhibit 99.1 to the Form 8-K that the Company filed on May 12, 2008 by furnishing certain financial statement exhibits contained in the press release publicly distributed on May 12, 2008. This financial information was also contained in the Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 2008.
Item 2.02 Results of Operations and Financial Condition
     On May 12, 2008, the Company issued a press release announcing its financial results for the quarter ended March 31, 2008 and providing guidance for the remainder of 2008. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.
     Net revenue is presented in the press release, which is a non-GAAP financial measure. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. In this regard, GAAP refers to generally accepted accounting principles in the United States.
     The Company believes that it is useful to investors to be informed of net revenue because it represents the actual amount paid by our clients, specifically for professional services. The most directly comparable financial measure in accordance with GAAP is gross revenue. Net revenue is derived by reducing the components of gross revenue that consist of other direct contracts expenses, which are costs that are directly attributable to client engagements. These costs include items such as computer hardware and software, travel expenses for professional personnel and costs associated with subcontractors. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the press release of the non-GAAP financial measure with the most directly comparable GAAP financial measure.
     The Company believes that free cash flow is a useful measure because it allows better understanding and assessment of its ability to meet debt service requirements and the amount of recurring cash generated from operations after expenditures for fixed assets. Free cash flow does not represent the Company’s residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Free cash flow is a non-GAAP financial measure. The most directly comparable financial measure calculated in accordance with GAAP is net cash provided by operating activities. Free cash flow is calculated by subtracting purchases of property and equipment from cash provided by operating activities.
Item 9.01 Exhibits
(d) Exhibits

99.1	Press Release of BearingPoint, Inc. dated May 12, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2008	BearingPoint, Inc.
	By:	/s/ F. Edwin Harbach
F. Edwin Harbach
Chief Executive Officer